                            ASSET PURCHASE AGREEMENT

                           DATED AS OF OCTOBER 1, 1999

                                 BY AND BETWEEN

                          INFRASTRUCTURE DEFENSE, INC.

                                       AND

                          HOMECOM COMMUNICATIONS, INC.

                               FOR THE SALE OF THE

                       HOMECOM INTERNET SECURITY DIVISION

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.............................................................................................1
      Section 1.1       Definitions...............................................................................1
      Section 1.2       Interpretation............................................................................9

ARTICLE 2 SALE AND PURCHASE OF PURCHASED ASSETS; CLOSING.........................................................10
      Section 2.1       Purchase and Sale of Purchased Assets....................................................10
      Section 2.2       Purchase Price...........................................................................12
      Section 2.3       Closing..................................................................................12

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................12
      Section 3.1       Organization and Qualification...........................................................12
      Section 3.2       Authority................................................................................12
      Section 3.3       Subsidiaries.............................................................................13
      Section 3.4       [Reserved]...............................................................................13
      Section 3.5       No Conflicts.............................................................................13
      Section 3.6       Governmental Approvals and Filings.......................................................13
      Section 3.7       [Reserved]...............................................................................14
      Section 3.8       Financial Statements.....................................................................14
      Section 3.9       Absence of Changes.......................................................................14
      Section 3.10 No Undisclosed Liabilities....................................................................16
      Section 3.11 Taxes.........................................................................................16
      Section 3.12 Legal Proceedings.............................................................................16
      Section 3.13 Compliance with Laws and Orders...............................................................17
      Section 3.14 Plans.........................................................................................17
      Section 3.15 Leased Real Property..........................................................................18
      Section 3.16 Tangible Personal Property....................................................................18
      Section 3.17 Intellectual Property Rights..................................................................18
      Section 3.18 Contracts.....................................................................................20
      Section 3.19 Permits and Licenses..........................................................................20
      Section 3.20 Bulk Sales Laws...............................................................................21
      Section 3.21 [Reserved]....................................................................................21
      Section 3.22 Employees, Labor Relations....................................................................21
      Section 3.23 Environmental Matters.........................................................................21
      Section 3.24 Substantial Customers and Suppliers...........................................................22
      Section 3.25 Accounts Receivable; Notes Receivable.........................................................22
      Section 3.26 Inventory.....................................................................................22
      Section 3.27 Other Negotiations; Brokers...................................................................22
      Section 3.28 Restrictions on Conduct of Business...........................................................22
      Section 3.29 [Reserved]....................................................................................22
      Section 3.30 Warranties....................................................................................23
      Section 3.31 [Reserved]....................................................................................23
      Section 3.32 Investment Representations....................................................................23
      Section 3.33 Disclosure....................................................................................24

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................24
      Section 4.1       Organization.............................................................................24
      Section 4.2       Authority................................................................................24
      Section 4.3       No Conflicts.............................................................................25
      Section 4.4       Governmental Approvals and Filings.......................................................25
      Section 4.5       Capital Structure........................................................................25
      Section 4.6       Legal Proceedings........................................................................25
      Section 4.7       Absence of Changes.......................................................................26
      Section 4.8       No Undisclosed Liabilities...............................................................26
      Section 4.9       Taxes....................................................................................26
      Section 4.10 Disclosure....................................................................................27
      Section 4.11 Brokers.......................................................................................27

ARTICLE 5 CERTAIN AGREEMENTS OF THE PARTIES......................................................................27
      Section 5.1       Conduct of Business Prior to the Closing.................................................27
      Section 5.2       Further Covenants........................................................................28
      Section 5.3       Access to Information....................................................................29
      Section 5.4       Confidentiality..........................................................................29
      Section 5.5       Regulatory and Other Authorizations; Consents............................................30
      Section 5.6       No Solicitation of Offers, Etc...........................................................30
      Section 5.7       Notice of Certain Matters................................................................31
      Section 5.8       Further Action, Related Assets and Properties............................................31
      Section 5.9       Non-Competition Agreement................................................................31
      Section 5.10 Allocation of Purchase Price..................................................................31

ARTICLE 6 CONDITIONS TO CLOSING..................................................................................32
      Section 6.1       Conditions to Obligations of Seller......................................................32
      Section 6.2       Conditions to Obligations of the Purchaser...............................................33

ARTICLE 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS......................................35
      Section 7.1       Survival of Representations, Warranties, Covenants and Agreements........................35

ARTICLE 8 INDEMNIFICATION........................................................................................35
      Section 8.1       Indemnification..........................................................................35
      Section 8.2       Method of Asserting Claims...............................................................36

ARTICLE 9 TERMINATION............................................................................................37
      Section 9.1       Grounds for Termination..................................................................37
      Section 9.2       Effect of Termination....................................................................38

ARTICLE 10 ARBITRATION OF DISPUTES...............................................................................39
      Section 10.1 Arbitration...................................................................................39
      Section 10.2 Procedure for Arbitration.....................................................................39

ARTICLE 11 MISCELLANEOUS.........................................................................................40
      Section 11.1 Notices.......................................................................................40
      Section 11.2 Entire Agreement, Amendment...................................................................41
      Section 11.3 Expenses......................................................................................41

      Section 11.4 Cumulative Remedies...........................................................................42
      Section 11.5 Waiver........................................................................................42
      Section 11.6 No Assignment, Binding Effect.................................................................42
      Section 11.7 Invalid Provisions............................................................................42
      Section 11.8 Governing Law.................................................................................42
      Section 11.9 Consent to Jurisdiction and Service of Process................................................42
      Section 11.10Construction..................................................................................43
      Section 11.11Counterparts..................................................................................43


                           SELLER DISCLOSURE SCHEDULE

DISCLOSURE
SCHEDULE
SECTION           DESCRIPTION
----------        -----------

2.1(b)(xiii)      Miscellaneous Assets
3.1               Jurisdictions in which Seller is Qualified to do Business
3.5               Conflicts, Violations and Breaches
3.6               Governmental Approvals and Filings
3.8               Financial Statements
3.9               Absence of Changes
3.10              Certain Liabilities
3.11              Taxes
3.12              Legal Proceedings and Attorneys' Letters
3.14              Plans
3.15              Leased Real Property
3.16              Tangible Personal Property
3.17              Intellectual Property
3.18              Contracts
3.19              Permits and Licenses
3.21              Affiliate Transactions
3.22              Employees; Labor Relations
3.23              Environmental Matters
3.24              Largest Customers and Suppliers
3.25              Accounts Receivable and Notes Receivable
3.26              Inventory
3.30              Warranties
4.4               Purchaser Governmental Approvals and Filings
5.10              Allocation of Purchase Price


                          PURCHASER DISCLOSURE SCHEDULE

DISCLOSURE
SCHEDULE
SECTION           DESCRIPTION
----------        -----------

4.3               No Conflicts
4.4               Governmental Approvals and Filings
4.6               Legal Proceedings
4.7               Absence of Changes
4.8               No Undisclosed Liabilities
4.9               Taxes

                                    EXHIBITS
Exhibit A         Bill of Sale and Assignment
Exhibit B         Non-Competition Agreement
Exhibit C         Employment Agreement
Exhibit D         Registration Rights Agreement
Exhibit E         Opinion of Purchasers' Counsel
Exhibit F         Opinion of Seller's Counsel
Exhibit G         Service and Referral Agreement
Exhibit H         VAR Agreement

                            ASSET PURCHASE AGREEMENT
         This Asset Purchase Agreement (this "Agreement"), dated as of October 1, 1999, is entered into by and between Infrastructure Defense, Inc., a Delaware corporation ("Purchaser"), and HomeCom Communications, Inc., a Delaware corporation ("Seller").

                                   BACKGROUND
         Seller desires to sell to Purchaser all of the business and assets of Seller's internet security division (the "Division"), and the Purchaser desires to purchase such assets from Seller, all in accordance with the terms and conditions of this Agreement. In addition, Purchaser desires to enter into employment agreements with certain employees of Seller engaged in the business of the Division and continue the long-term operation and management of the business of the Division. Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.1 hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        Section 1.1 DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "AAA" has the meaning ascribed to it in Section 10.1.

         "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

        "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with that Person, (b) any other Person that owns or controls 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

         "Agreement" means this Asset Purchase Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

         "Arbitration Notice" has the meaning ascribed to it in Section 10.2.

         "Arbitrators' Report" has the meaning ascribed to it in Section 10.2.

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Balance Sheet Date" has the meaning ascribed to it in Section 3.8.

         "Books and Records" means all files, documents, instruments, papers, books and records relating to the Division, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Permits, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies, audits, reports and plans.

         "Business" means the business of the Division consisting of the internet security products, services and related business of the Seller.

         "Business Combination" means with respect to any Person any (i) merger, amalgamation, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including without limitation a self-tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale (including, without limitation, a bulk sale), dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

         "Business or Condition of the Division" means the business, operations, assets, Liabilities, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Division including, without limitation, the Purchased Assets.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated to close.

         "Cash Consideration" has the meaning ascribed to it in Section 2.2.

         "Claim Notice" means written notification pursuant to (a) of a Third Party Claim as to which indemnity under Section 8.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party and otherwise describing the Indemnified Party's claim against the Indemnifying Party under Section 8.1.

         "Closing" has the meaning ascribed to it in Section 2.3.

         "Closing Date" has the meaning ascribed to it in Section 2.3.

         "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract, commitment or understanding (whether written or oral).

         "Company's Property" means 6100 Lincolnia Road, 2nd Floor, Alexandria, Virginia 22313.

         "Dispute" has the meaning ascribed to it in Section 10.1.

         "Dispute Period" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of an Indemnity Notice.

         "$" or "Dollars" means lawful currency of the United States of America.

         "Divisional Income Statement" shall have the meaning ascribed to it in
Section 3.8.

         "Employees" shall mean the Employees listed in Section 3.22(a) of the Disclosure Schedule.

         "Employment Agreement" means a written employment agreement in the form attached hereto as Exhibit C.

         "Environment" means all air, surface water (including, without limitation, navigable waters and ocean waters), groundwater, drinking water supplies, stream sediment or land (including land surface or subsurface), including all fish, wildlife, biota and all other natural resources.

         "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal, penal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including but not limited to any Governmental or Regulatory Authority, private person or citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or Liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) Liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including but not limited to any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal.

         "Environmental Law" means any and all current and future United States federal, state and local civil, penal and criminal Laws (including administrative and judicial interpretations of these Laws by any Governmental or Regulatory Authority), statutes, ordinances, orders, codes, treaties, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements of or with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the foreign analogies thereof, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance.

         "Environmental Liabilities" means Liabilities of a Person that arise under any Environmental Law, including, but not limited to, all financial responsibility under any Environmental Law for site assessments, investigatory and testing costs, clean-up costs or corrective actions (including, without limitation, for any removal, remedial or other response actions), and any other costs, fines and penalties.

         "Environmental Permit" means any United States federal, state, or local permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Financial Statements" has the meaning ascribed to it in Section 3.8.

         "GAAP" means United States generally accepted accounting principles (as defined by the United States Financial Accounting Standards Board), consistently applied.

         "Governmental or Regulatory Authority" means (i) the United States of America, any state, commonwealth, territory, city, county, possession, or any other political subdivision or quasi-governmental authority of any of the same, including, but not limited to, any court, tribunal, arbitrator, authority, department, ministry, commission, board, bureau, agency, county, municipality, province, parish and other instrumentality or other regulatory body or entity, and shall include, without limitation, any stock exchange, quotation service, and the National Association of Securities Dealers, and (ii) any foreign (as to the United States of America) sovereign entity, including, but not limited to, nations, states, republics, kingdoms and principalities, any state, province, commonwealth, territory or possession thereof, and any political subdivision, quasi-governmental authority or instrumentality of any of the same.

         "Hazardous Substances" means all contaminants, pollutants, chemicals, deleterious substances, wastes or industrial, toxic or hazardous wastes or substances including, without limitation, petroleum and petroleum products, asbestos in any form that is or could become friable, urea, formaldehyde, foam insulation and transformers or other equipment that contain dielectric fluid levels of polychlorinated biphenyls ("PCBs"), flammable material or radioactive materials (or any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority), issued or discharged into the Environment in a greater quantity or concentration than that provided for in any Environmental Law or the presence of which in the Environment is prohibited pursuant to any Environmental Law. For the purposes of this definition, "contaminants" means any solid, liquid or gaseous matter, microorganism, sound, vibration, ray, heat, water, radiation or a combination of any of them that adversely alters the quality of the Environment.

         "Indebtedness" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all capital lease obligations of such Person, (v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers' acceptance or similar instrument, (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person or for which such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, (viii) all obligations of others guaranteed by such Person, and (ix) any swaps, puts calls, collars, caps or other derivative transactions with respect to or in connection with any of the foregoing.

         "Indemnified Party" means any Person claiming indemnification under any provision of Article 8.

         "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article 8.

         "Indemnity Notice" means written notification pursuant to (c) of a claim for indemnity under Article 8 by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

         "Initiating Party" has the meaning ascribed to it in Section 10.2.

         "Intellectual Property" means (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iv) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (v) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights provided by international treaties or conventions, (vi) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (vii) trade secrets and confidential, technical and business information (including databases and other information relating to cyberthreat intelligence, enterprise risk assessment and electronic security policy monitoring, consulting, management and other services, ideas, processes, formulas, compositions, inventions and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (viii) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ix) copies and tangible embodiments of all the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (xi) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

         "Intellectual Property License Agreements" has the meaning ascribed to it in Section 3.17(a).

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, financial assets, security entitlements, securities
(including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures, limited liability companies and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially.

         "IRS" means the Internal Revenue Service of the United States.

         "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements of any Governmental or Regulatory Authority having the effect of law in the United States, any foreign country or any state, county, province, territory, city or other political subdivision thereof.

         "Lease" has the meaning ascribed to such term in Section 3.15.

         "Leased Real Property" means the improvements commonly known as 1900 Gallows Road, Vienna, Virginia 22182.

         "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person
(whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, whether due or to become due), including, without limitation, any fines, penalties, judgments, awards, settlements respecting any judicial, administrative or arbitration proceedings, damages, losses, claims or demands with respect to any Law.

         "Liens" means any liens, mortgages, security interests, valid claims, pledges, deposits, bills of sale, hypothecations, encumbrances of every kind, arrangements for the retention of title and any other restriction, right, interest, power or arrangement of any nature having the purpose or effect of providing security for, or otherwise protecting against default in respect of, the obligations of any Person, other than (i) ad valorem Taxes not currently due and payable, and (ii) purchase money security interests.

         "Loss" means any and all damages, fines, fees, penalties, deficiencies, diminution in value of investment, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation, arbitration or other proceedings or of any claim, default or assessment (such fees and expenses to include without limitation all fees and expenses of attorneys incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

         "Operative Agreements" means this Agreement, the Bill of Sale and Assignment, a copy of which is attached hereto as Exhibit A, the Non-Competition Agreement, a copy of which is attached hereto as Exhibit B, the Employment Agreements, a copy of which is attached hereto as Exhibit C, the Registration Rights Agreement, a copy of which is attached hereto as Exhibit D, the VAR Agreement, a copy of which is attached hereto as Exhibit H, and any other agreements to be entered into in connection with the transactions contemplated by this Agreement.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "PBGC" means the Pension Benefit Guaranty Corporation. "Permits" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, contractors, warehousemen, mechanics, materialmen and other similar Persons imposed by applicable Law and incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith and which, in the case of Owned Real Property, shall have been discharged before the Closing; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens specifically identified in the Financial Statements; and (v) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP. Notwithstanding the foregoing, no Lien arising under the Internal Revenue Code shall be a Permitted Lien.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Plan" means all employee pension plans, any bonus, incentive compensation, deferred compensation, profit sharing, retirement, savings, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, medical, dental, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy, program or arrangement of any kind providing money (other than as current salary or wages), services, property or other benefits, written or oral, funded or unfunded, and including all that have been frozen or terminated, and all trust, escrow or similar agreements related thereto, funded or unfunded, which are maintained by Seller with respect to any of its present or former employees, independent contractors, directors, officers or shareholders or with respect to which Seller has made or is required to make payments, transfers or contributions or is required to administer and make regulatory filings.

         "Purchase Price" has the meaning ascribed to it in Section 2.2.

         "Purchased Assets" has the meaning ascribed to it in Section 2.1(b).

         "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

         "Purchaser Balance Sheet" means the balance sheet of Purchaser for the period ended August 30, 1999.

         "Purchaser Balance Sheet Date" means August 30, 1999.

         "Purchaser Disclosure Schedule" means the schedules delivered to Purchaser by or on behalf of Seller, and the schedules delivered by or on behalf of Purchaser to Seller, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

         "Purchaser Indemnities" has the meaning ascribed to it in Section 8.1
(a).

         "Purchaser Common Stock" has the meaning ascribed to in Section 2.2.

         "Purchaser's Knowledge" means, with respect to any information, to the knowledge, information and belief of each of Purchaser's Representatives, no fact or circumstance exists which would make the information untrue, inaccurate or misleading, or which would tend to cause a reasonable person to call into question, the truth or accuracy of such information.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

         "Representatives" means a Person and its Affiliates and each of their respective officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

         "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of an Arbitration Notice.

         "Sale" has the meaning ascribed to it in Section 5.6(a).

         "Securities Act" means the (United States) Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Seller's Knowledge" means, with respect to any information, to the knowledge, information and belief of each of Seller's Representatives, no fact or circumstance exists which would make the information untrue, inaccurate or misleading, or which would tend to cause a reasonable person to call into question, the truth or accuracy of such information.

         "Seller Indemnities" has the meaning ascribed to it in Section 8.1 (b).

         "Service and Referral Agreement" means the Service and Referral Agreement in the form attached hereto as Exhibit G.

         "Site" means any of the real properties currently or previously owned, leased or operated by Seller or any present or prior Subsidiary, any predecessors of Seller or any present or prior Subsidiary or any entities previously owned by Seller or any present or prior Subsidiary, including all soil, subsoil, surface waters and groundwater thereat.

         "Stock Consideration" has the meaning ascribed to it in Section 2.2.

         "Subsidiary" means, with respect to the Seller any other corporation as to which more than 10% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by Seller and/or by one or more of Seller's Subsidiaries, and any partnership, joint venture or other similar relationship between Seller (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise) and any limited liability company, in each case if Seller has a 10% or more equity interest therein.

         "Tax" or "Taxes" means all United States and foreign federal, state, territorial, provincial or local net or gross income, gross receipts, net proceeds, sales, use, franchise, ad valorem, real or personal property
(tangible and intangible), value added, transfer, franchise, stamp, leasing, lease, user, transfer, fuel, excess profits, undistributed profits, windfall profits, blank share, issued share, bearer share, capital stock, customs duties, recapture, license, employee income withholding, dividend withholding, interest withholding, other withholding, payroll, employment, unemployment, social security, pension, health, old age security, unemployment, excise, property, disability, severance, alternative or add-on minimum, environmental, or other taxes, assessments, duties, fees, levies or other charges of any nature whatever imposed by any Taxing Authority, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Tax Returns" means any United States, and foreign federal, state, territorial, provincial or local returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "Taxing Authority" means the IRS and any governmental agency, board, bureau, body, department or authority of any United States federal, state, territorial, provincial or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         "Third Party Claim" has the meaning ascribed to it in Section 8.2(a).

         "Warranty Obligations" has the meaning ascribed to it in Section 3.30.

         Section 1.2 INTERPRETATION. As used in this Agreement, the word "including" means without limitation; the word "or" is not exclusive; and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Any reference to any applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder and to any successor Law unless the context otherwise requires. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; and (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified through the date hereof unless the context otherwise requires and thereafter from time to time to the extent permitted by this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The Table of Contents and titles to Articles and headings of Sections or Schedules are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

                                    ARTICLE 2
                 SALE AND PURCHASE OF PURCHASED ASSETS; CLOSING

     Section 2.1 PURCHASE AND SALE OF PURCHASED ASSETS.

        (a) Seller agrees to sell, transfer and assign the Purchased Assets to Purchaser, and Purchaser agrees to purchase the Purchased Assets from Seller, free and clear of all Liens other than Permitted Liens, and in connection therewith to assume the Assumed Liabilities all on the terms and subject to the conditions set forth in this Agreement.

        (b) The Purchased Assets shall include all of the assets of Seller relating to or used by the Division or in connection with the Business (except for e-mail, accounting, human resources and other general and administrative services) including, without limitation:

             (i) all machinery, equipment, computers, servers and other hardware, software, databases, furniture, vehicles, tools, supplies and spare parts and the tangible personal property set forth in Section 3.16 of the Disclosure Schedule;

             (ii) all client lists and other client information of the Division or used principally in connection with the Business;

             (iii) all proprietary and other information and data of the Division or used principally in connection with the Business, whether or not contained on any computers, servers and other equipment of Seller or located at the Leased Real Property, the Company's Property or elsewhere;

             (iv) all raw materials, work-in-process and finished products and services of the Division;

             (v) all Permits which are assignable and which are used or relied upon principally in connection with the Business, if any, including, without limitation, all Permits listed in Section 3.19 of the Disclosure Schedule;

             (vi) all Environmental Permits which are assignable and are used or relied upon principally in connection with the Business including, without limitation, all Environmental Permits listed in Section 3.23 of the Disclosure Schedule;

             (vii) all Intellectual Property of the Division or used principally in connection with the Business including, without limitation, the Intellectual Property listed in Section 3.17(i) of the Disclosure Schedule;

             (viii) the rights and interests of Seller in, to and under all Contracts of the Division and all other Contracts to the extent related to the Business including, without limitation, all Contracts listed in Section 3.18 of the Disclosure Schedule;

             (ix) all accounts receivable and notes receivable of the Division or generated by or on account of the Business including, without limitation, all accounts receivable and notes receivable listed in Section 3.25 of the Disclosure Schedule;

             (x) all Books and Records of the Division or the Business;

             (xi) all forms, labels, stationery, shipping materials, catalogues, telephone numbers, brochures, art work, photographs and advertising materials of the Division or the Business including, without limitation, the name "HomeCom Internet Security";

             (xii) all prepaid expenses, customer prepayments and deferred charges of the Division or generated by or paid or received on account of the Business; and

             (xiii) goodwill and all other Assets and Properties of the Division or relating to the Business including, without limitation, all other Assets and Properties located on the Leased Real Property historically or the Company's Property as of the Closing Date and all other assets listed on Section 2.1(b)
(xiii) of the Disclosure Schedule.

     (c) The only Liabilities which Purchaser shall assume as a result of this Agreement are the obligations of Seller under Contracts included in the Purchased Assets, to the extent that such obligations are to be performed after Closing in accordance with their respective provisions (the "Assumed Liabilities"). No other Liabilities are assumed hereby including, without limitation, the following:

             (i) all Liabilities for Taxes (A) incurred by Seller prior to or payable with respect to any period preceding the Closing Date, except to the extent that provision is made therefor in the Closing Date Balance Sheet, or
(B) incurred by Seller with respect to any of the transactions contemplated hereby;

             (ii) all Liabilities, whether civil or criminal in nature, arising out of any actual or alleged violation by Seller, or by any previous owner of any of the Purchased Assets, of any Laws or Permits.

             (iii) all Liabilities arising from a breach of any Contract by Seller before the Closing;

             (iv) all Liabilities arising from litigation pending or threatened against Seller at the time of the Closing;

             (v) except to the extent expressly provided in Article 7 hereof, any liability or obligation in respect of severance or separation pay or employee benefits for present or former employees of Seller including, without limitation, the Employees;

             (vi) all other present or future Liabilities of Seller or its Affiliates; .

             (vii) all Liabilities arising from or relating to activities or business of the Seller other than those relating to the Business or the Division;

             (viii) all Liabilities arising out of tort Actions or Proceedings asserted against the Business or Division for acts or omissions occurring prior to the Closing Date or asserted against the Seller;

             (ix) all Liabilities related to this Agreement, the Operative Agreements or the transactions contemplated thereby; and

             (x) all Liabilities related to or arising from any Plan.

     Section 2.2 PURCHASE PRICE.

         (a) The aggregate purchase price (the "Purchase Price") for the purchase of the Purchased Assets shall be $1,550,000, to be paid in stock and cash as follows: (i) 65,854 shares of common stock of Purchaser (the "Stock Consideration") shall be issued to Seller at Closing on the Closing Date; and
(ii) $200,000 shall be paid in cash (the "Cash Consideration") as follows:
(A) the first $50,000 payment within 30 days after the Closing Date, and (B) the second $150,000 payment within 60 days after the Closing Date. The Purchase Price is subject to adjustment if (i) less than all of the Employees, as set forth in Section 3.22 of the Disclosure Schedule, enter into Employment Agreements in the form attached hereto as Exhibit C on or prior to the Closing Date, in which case the Purchase Price shall be reduced by $50,000 ($6,452 of which shall be deducted from the Cash Consideration) for each Employee not entering into an Employment Agreement.

         (b) The Stock Consideration will not be registered under the Securities Act, but will be issued in reliance on an exemption from registration and will not be publicly sellable except in accordance with Rule 144 promulgated under the Securities Act. Following an initial public offering of Purchaser Common Stock, Seller will be entitled to piggyback registration rights in accordance with the Registration Rights Agreement, a copy of which is attached hereto as Exhibit B.

     Section 2.3 CLOSING. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the other transactions contemplated hereunder will take place at the offices of McGuire, Woods, Battle & Boothe LLP, 1750 Tysons Boulevard, Suite 1800, McLean, VA 22102 and Sims, Moss, Kline and Davis, LLP, 400 Northpark Town Center, Suite 310, Atlanta, Georgia 30328 by the execution of counterpart originals and delivery by facsimile on October 1, 1999 (such date being referred to herein as the "Closing Date"), to be followed by delivery of executed originals by nationally recognized overnight delivery services by October 4, 1999.


                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in the Disclosure Schedule (with Section references corresponding to those set forth below), Seller hereby represents, warrants, covenants and agrees to and with Purchaser as follows as of the date of this Agreement and as of the Closing Date, unless otherwise specified herein:

     Section 3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties including, without limitation, the Purchased Assets. Seller is duly qualified, licensed or admitted to do business and is in good standing in the jurisdictions in which such qualification, licensure or admission is required, except for such as do not and would not reasonably be expected to have a material adverse effect on the Division, its Business or the Purchased Assets.

     Section 3.2 AUTHORITY. Seller has the full legal capacity and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Agreements by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly approved by all necessary corporate and shareholder action, and no other action on the part of Seller or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements have been duly and validly executed and delivered by Seller and this Agreement and the Operative Agreements to which Seller is a party constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     Section 3.3 SUBSIDIARIES. Seller owns all of the issued and outstanding capital stock of Ganymede Corporation, FIMI Securities, Inc., All Things Financial, Inc. and InsureRate, Inc. (the "Subsidiaries"). None of the Subsidiaries have any right, title or interest in or to the Purchased Assets. No Liability of or related to any of the Subsidiaries could reasonably be expected to have a material adverse effect on the value of the Purchased Assets or the Business or Condition of the Division.

     Section 3.4 [RESERVED].

     Section 3.5 NO CONFLICTS. The execution and delivery by Seller of this Agreement and the Operative Agreements to which it is a party does not, and the performance by Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

             (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of Seller or of any agreement of the shareholders of Seller;

             (b) subject to obtaining the consents and approvals and making the filings and giving the notices referred to in Section 3.6 below or described in
Section 3.6 of the Seller Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or any of Seller's Assets and Properties including, without limitation, the Purchased Assets; or

             (c) except as described in Section 3.5 of the Seller Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to, any Person as a result or under the terms of,
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Purchased Assets under any Contract or Permit which relates to the Purchased Assets or by which any of the Purchased Assets are bound.

     Section 3.6 GOVERNMENTAL APPROVALS AND FILINGS. Except as described in
Section 3.6 of the Seller Disclosure Schedule, no permits, consents or approvals by, or filing with or notice to, any federal, provincial, territorial, local or foreign Governmental Authority, as applicable, including, without limitation, any consents or approvals under the applicable United States federal or foreign investment laws and other federal, provincial, territorial, local or foreign competition and antitrust laws and under any Environmental Law, is required on the part of Seller in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which Seller is a party or the consummation of transactions contemplated hereby or thereby.

     Section 3.7 [RESERVED]

     Section 3.8 FINANCIAL STATEMENTS. Attached hereto as Section 3.8 of the Seller Disclosure Schedule are true and complete copies of the unaudited statement of income and expenses for the Division as of August 31, 1999 (the "Divisional Income Statement") and the audited consolidated balance sheets, income statement and statement of cash flows of Seller as of December 31, 1998 (the "Balance Sheet Date") and 1997 (collectively, the "Financial Statements"). All Financial Statements are true and correct in all material respects and were
(i) prepared from the books of account or other financial records of Seller,
(ii) prepared in accordance with GAAP consistently applied throughout the periods involved, and (iii) fairly present the consolidated financial condition, results of operations and cash flow of Seller and the Division as of the dates thereof and for the periods covered thereby.

     Section 3.9 ABSENCE OF CHANGES. Except as set forth in Section 3.9 of the Seller Disclosure Schedule, since the Balance Sheet Date, Seller and the Division have been operated in the ordinary course of business consistent with past practice and there has not been any material adverse change, or any event or development which, individually or together with other such events or developments, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Division or the Purchased Assets. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except as disclosed in Section 3.9 of the Seller Disclosure Schedule, there has not occurred since the Balance Sheet Date:

          (a) any amendment or change to the Certificate of Incorporation of Seller (except as disclosed in the certificate to be supplied to Purchaser pursuant to Section 6.2 of this Agreement) or its by-laws which could have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby and by the Operative Agreements to which it is a party or on the Business and Condition of the Division;

          (b) any change in or incurrence of any Liability of Seller or any Subsidiary other than in the ordinary course of business consistent with past practices which could have a material adverse effect on the Business or Condition of the Division;

          (c) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Purchased Assets or the Business;

          (d) any write-off or write-down of or any determination to write off or write down any of the Purchased Assets;

          (e) any sale, license or other disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Purchased Assets, other than in the ordinary course of business consistent with past practice and the terms of this Agreement and the Operative Agreements;

          (f) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to
(i) any active Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Seller Disclosure Schedule pursuant to Section 3.18, (ii) any Permit held by Seller pertaining or relating to the

Division, its Business or the Purchased Assets, or (iii) any Intellectual Property owned, held or used by Seller in connection with the Business or the Purchased Assets;

          (g) any capital expenditures or commitments for additions to property, plant, equipment or Intellectual Property of the Division exceeding $1,000;

          (h) any commencement or termination by the Division of any line of business;

          (i) any transaction by Seller pertaining or relating to the Division, its Business or the Purchased Assets with any officer, director, stockholder (including any Seller), Affiliate or Associate of Seller, other than pursuant to any Contract in effect on the date of the Balance Sheet and disclosed to Purchaser pursuant to Section 3.18 of the Seller Disclosure Schedule or other than pursuant to any contract of employment listed pursuant to Section 3.18 of the Seller Disclosure Schedule;

          (j) the commencement or notice or threat of commencement of any lawsuit or proceedings against, or investigation of, Seller or the Employees which could have a material adverse effect on the Business and Condition of the Division or Purchaser's ability to retain any Employee;

          (k) any notice of any claim of ownership by a third party of the Intellectual Property included in the Purchased Assets or notice of infringement by Seller or the Employees of any third party's Intellectual Property rights;

          (l) any change in pricing or royalties set or charged by Seller with respect to the Division's products or services to clients, customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property or sold products or services to Seller for use by the Division or in connection with the Business;

          (m) any change in the accounting methods or procedures of Seller;

          (n) any other material transaction involving or development affecting the Division, Purchased Assets or the Business outside the ordinary course of business consistent with past practice;

          (o) any capital investment by the Seller pertaining or relating to the Division or the Business in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $1,000 or outside the ordinary course of business consistent with past practice

          (p) any issuance of any note, bond, or other debt security or created, incurred, assumed, or guarantee of any Indebtedness by the Seller pertaining or relating to the Division or the Business involving more than $20,000;

          (q) any delay or postponement by the Division of the payment of accounts payable and other Liabilities outside the ordinary course of business consistent with past practice;

          (r) any grant of any license or sublicense of any rights under or with respect to the Division's or the Business' Intellectual Property outside the ordinary course of business consistent with past practice; or

          (s) any entering into of an agreement to do or engage in any of the foregoing, including without limitation with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

     Section 3.10 NO UNDISCLOSED LIABILITIES. Except as described in Section
3.10 of the Seller Disclosure Schedule, there are no Liabilities of, relating to or affecting the Business or Condition of the Division or Purchased Assets (whether or not required to be reflected in financial statements in accordance with GAAP), other than Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and in accordance with the provisions of this Agreement and the Operative Agreements, which in the aggregate are not material to the Business or Condition of the Division and are not for tort or for breach of contract. Purchaser, by entering into this Agreement and consummating the transactions contemplated hereby, will not assume any Liabilities other than the Assumed Liabilities.

     Section 3.11 TAXES.

          (a) All Tax Returns (including, without limitation, all United States federal, state, local and other applicable income, goods and services, and sales Tax Returns) required to have been filed by or with respect to Seller or the Purchased Assets have been duly and timely filed, and such Tax Returns shall be duly and timely filed through the period from the date hereof to the Closing Date, and there are no unpaid Tax Liabilities with respect to any period (or portion of any period) prior to the Closing Date which constitute, create or could result in a Lien or charge against any of the Purchased Assets or have a material adverse effect on the Business or the Division.

          (b) No claim has ever been made by any jurisdiction in which Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (c) Purchaser, by virtue of entering into this Agreement and consummating the transactions contemplated hereby, will not have or acquire any Liability for Taxes of any Person as a transferee or successor.

     Section 3.12 LEGAL PROCEEDINGS.

          (a) Except as disclosed in Section 3.12(a) of the Seller Disclosure Schedule (with paragraph references corresponding to those set forth below):

               (i) there are no Actions or Proceedings or Orders pending or, to Seller's Knowledge, threatened against, relating to or affecting the Business or Condition of the Division or the transactions contemplated hereby;

               (ii) there are no facts or circumstances known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a)(i) above; and

          (b) Prior to the execution of this Agreement, Seller has delivered all responses of present and past counsel for Seller to auditors' requests for information regarding Actions or Proceedings pending or threatened against, relating to or affecting the Division, its Business or the Purchased Assets.

Section 3.12(b) of the Seller Disclosure Schedule sets forth all Actions or Proceedings relating to or affecting the Division, its Business or the Purchased Assets.

     Section 3.13 COMPLIANCE WITH LAWS AND ORDERS. Seller has not been at any time, in violation of or in default under any Law or Order applicable to Seller or any of the Purchased Assets which could have a material adverse effect on the Business or Condition of the Division.

     Section 3.14 PLANS.

               (a) Set forth in Section 3.14(a) of the Seller Disclosure
Schedule is a complete and correct list of all Plans maintained or contributed to by Seller, Plans pursuant to which Seller may have any Liability, and Plans covering employees or former or retired employees of Seller with respect to their employment with Seller, including, without limitation, the Employees.

               (b) As to each of the Plans that is a retirement, savings or other pension plan as defined in Section 3(2) of ERISA, Seller has complied, in all material respects, with all applicable laws and regulations in administering such plans, including specifically the provisions of ERISA and the qualification provisions of Section 401 of the Internal Revenue Code. No non-exempt prohibited transaction, as defined in Section 4975 of the Internal Revenue Code, has occurred with respect to any such Plans and no such Plan has incurred any accumulated funding deficiency, as defined in Section 412 of the Internal Revenue Code, whether or not waived. There has not been, with regard to any such Plan, any reportable event, as defined in Section 4043(b) of ERISA, that is required to be reported to the PBGC by law or regulation. The fair market value of the assets of each such Plan that is subject to Title IV of ERISA equals or exceeds the present value of all benefits accrued under such Plan, whether or not vested, based on the actuarial assumptions that would be used by the PGBC if the Plan were terminated as of the date of this Agreement and as of the Closing Date. As to each of the Plans that is a health, severance, insurance, disability and other employee welfare Plan, and all other employee benefit plans and programs as defined in Section 3(1) of ERISA, Seller has complied, in all material respects, with all applicable laws and regulations in the administration thereof including, without limitation, the provisions of ERISA when applicable. Seller has not terminated any Plan or incurred any material liability to the PBGC under Title IV of ERISA and no condition exists that could reasonably be expected to cause the Purchaser to incur any such liability. All premiums payable to the PBGC have been paid when due. (iii) No compensation or benefit that is or will be payable as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code.

          (c) All required employer contributions, premium payments and source-deducted employee contributions under the Plans have been made or will be timely made and remitted to the funding agents thereunder. All such contributions to the Plans for any period ending before the Closing Date that are not yet, but will be, required to be made, are properly accrued and reflected on the Balance Sheet or are disclosed in Section 3.14 (c) of the Seller Disclosure Schedule.

          (d) Except as set forth in Section 3.14(d) of the Seller Disclosure Schedule, each Plan has been maintained, operated and administered in compliance with its terms and all related documents or agreements and in compliance with all applicable Laws, and all filings required to be made with any Governmental or Regulatory Authority with respect to each Plan have been duly and timely filed, including without limitation annual reports on Form 5500 Series. Any non-compliance or failure properly to administer a Plan or related trust or fund has not exposed such Plan or related trust or fund or

Seller, nor could it result in any exposure of the Purchaser, to any Taxes, penalties or Liabilities to any Person, or expose the Plan to disqualification or the trust or fund to loss of tax exempt status.

          (e) There is no pending or threatened claim (other than claims for benefits in the ordinary course), assessment, complaint, proceeding or investigation of any kind before any Governmental or Regulatory Authority with respect to any Plan.

          (f) All benefits, expenses and other amounts due and payable to or under any Plan, and all contributions, transfers or payments required to be made to any Plan, have been paid when due.

          (g) As a result of the purchase of the Purchased Assets by the Purchaser pursuant to this Agreement, the Purchaser shall not be obligated to make a payment to any individual with respect to severance or compensation for personal services (other than salary and benefits at current rates for services to be performed pursuant to the Employment Agreements from and after Closing), nor shall any benefit under any Plan be accelerated or become vested, including without limitation any stock options or similar rights to stock.

          Section 3.15 LEASED REAL PROPERTY. The only real property leased by Seller for the conduct of the Business is the Leased Real Property. Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment and use of the Leased Real Property for the full term of the lease thereof. The lease relating to the Leased Real Property (the "Lease") is in full force and effect and is a legal and binding agreement, enforceable in accordance with its terms against the parties thereto, and, except as set forth in Section 3.15 of the Seller Disclosure Schedule, there is no, and Seller has not received notice of any, default (or any condition or event which, after notice or lapse or time or both, would constitute a default) thereunder. Seller does not owe brokerage, commissions or finders fees with respect to the Leased Real Property. Seller has not assigned, sublet, transferred, hypothecated or otherwise disposed of any interest in any Leased Real Property or the Lease. Attached in Section 3.15 of the Seller Disclosure Schedule is a true, correct and complete copy of the Lease.

          Section 3.16 TANGIBLE PERSONAL PROPERTY. Seller is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of the Business, including all tangible personal property pertaining to the Division reflected on the Financial Statements for the period ended on the Balance Sheet Date and tangible personal property pertaining to the Division acquired since that date, other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement and the Operative Agreements. The principal items of such tangible personal property of the Division or used by or in connection its Business (which for the purpose of this Agreement shall mean those having an original purchase price of $100 or more) are listed in Section 3.16 of the Seller Disclosure Schedule. All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 3.16 of the Seller Disclosure Schedule, and are adequate and suitable for the conduct by Seller and, on the Closing Date, Purchaser, of the Business and are in good working order and condition, ordinary wear and tear excepted, and their use complies in all material respects with all applicable Laws.

          Section 3.17 INTELLECTUAL PROPERTY RIGHTS.

                    (a) The only Intellectual Property owned or licensed for use or otherwise used by Seller with respect to the Division or the Business is disclosed in Section 3.17(i) of the Seller Disclosure Schedule. No other Intellectual Property is used or necessary in the conduct of the Business. Seller owns all right, title and interest in, or is validly licensed to use in accordance with past business practice, each item of such Intellectual Property disclosed in Section 3.17(i) of the Seller Disclosure Schedule, and none constitute "work-made-for-hire" for customers or clients. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of the intellectual property license agreements ("Intellectual Property License Agreements"), and Seller is in compliance with, and has not breached (or would breach after notice or lapse of time) any term of, the Intellectual Property license Agreements and, to Seller's Knowledge, all of the other parties to such Intellectual Property License Agreements are in compliance with, and have not breached, any of the terms thereof. There is no dispute between Seller and any licensor of such Intellectual Property regarding the scope of the license or performance under any applicable Intellectual Property License Agreement, including with respect to any payments to be made by Seller thereunder.

             (b) Except as disclosed in Section 3.17(ii) of the Seller Disclosure Schedule, all such Intellectual Property disclosed in Section 3.17(i) of the Seller Disclosure Schedule is free and clear of any and all Liens, other than Permitted Liens. Section 3.17(ii) of the Seller Disclosure Schedule lists all of Seller's United States or foreign registrations or applications issued by, filed with or recorded by any Governmental or Regulatory Authority with respect to the Intellectual Property listed in Section 3.17(i) of the Seller Disclosure Schedule (including patent, trademark, copyright and other registrations and applications), and all of such registrations and applications are valid and in full force and effect and all necessary registration, maintenance and renewal fees in connection therewith have been made and all necessary documents and certificates in connection therewith have been filed with the relevant patent, copyright, trademark or other authority in the United States, or foreign jurisdictions, as the case may be, for the purpose of maintaining the registrations or applications for registration of such Intellectual Property. Except as described in Section 3.17(ii) of the Seller Disclosure Schedule, (i) there are no restrictions on the direct or indirect transfer of any such Intellectual Property subject to the terms of any license described in Section 3.17(i) of the Seller Disclosure Schedule, (ii) Seller has made available to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer software and program or other know-how or trade secret or proprietary information included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer software and programs or other know-how or trade secret or proprietary information, (iii) Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets and proprietary information (including the enforcement by Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Seller's standard form), and (iv) Seller has not granted to any Person any license, agreement or other permission to use such Intellectual Property. Such Intellectual Property is not being infringed by any other Person. Seller is not infringing any Intellectual Property of any other Person, and no claim is pending or, to Seller's Knowledge, has been threatened to such effect with respect to the ownership, validity, license or use of, or any infringement resulting from, such Intellectual Property, or the sale of any products or services by the Division.

          (c) No (i) product, service or publication of Seller, (ii) material published or distributed by Seller, or (iii) conduct or statement of Seller, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any Person.

          (d) The information systems (including all computer hardware and software) included in the Purchased Assets, all products and services presently being purchased or acquired by the Seller for the Division or in connection with the Business or which Seller has any Contract to purchase or acquire for the Division or in connection with the Business, and all products and services which Seller currently produces, sells or supplies, has previously produced, sold or supplied in connection with the Business, or are planning to produce, sell or supply in connection with the Business, are free of any "Year 2000 Problem" and any "leap year problem" such that such systems, products and services do not and will not, without requiring any modifications costing in the aggregate in excess of $2,500, experience any malfunctions or other usage problems in connection with
(i) the year 2000 (and later years) as distinct from 1900's years or (ii) any leap year.

     Section 3.18 CONTRACTS.

          (a) Section 3.18 of the Seller Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of all active Contracts (true and complete copies or, if not in writing, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement) relating to the Division, the Business or the Purchased Assets.

          (b) Except as would not have a material adverse effect on the Business or Condition of the Division or the Purchased Assets, each Contract required to be disclosed in Section 3.18 of the Seller Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto. Seller is not, nor has received notice that it is, in violation or breach of or default in any material respect under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default in any material respect under any such Contract).

          (c) Section 3.18 of the Seller Disclosure Schedule contains a true and complete list of all orders on hand as of the date hereof and as of the Closing Date relating to the products and services of the Division. Each such order is, except as otherwise set forth in Section 3.18 of the Seller Disclosure Schedule, a valid and firm order.

          (d) No Contract included in the Purchased Assets was procured under circumstances which violated the Federal conflict of interest law (18 U.S.C.
207), Procurement Integrity Act (41 U.S.C. 423 et seq.), bribery and gratuity statute (18 U.S.C. 201), Major Fraud Act (18 U.S.C. 1031), Anti-Kickback Act (41 U.S.C. 51 et seq.), Byrd Amendment (31 U.S.C. 1352), False Statements statute (18 U.S.C. 1001), Truth in Negotiations Act (10 U.S.C. 2306a), civil False Claims Act (31 U.S.C. 3729 et seq.); criminal False Claims Act (18 U.S.C. 287); Program Fraud Civil Remedies Act (31 U.S.C.3801 et seq.) or the Covenant Against Contingent Fees (48 C.F.R. Subpart 3.4).

     Section 3.19 PERMITS AND LICENSES. Section 3.19 of the Seller Disclosure Schedule contains a true and complete list of all Permits issued to Seller used in the Business or operations of the Division, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such Permits. Except as disclosed in Section 3.19 of the Seller Disclosure
Schedule:

          (a) Seller owns or validly holds all Permits that are required to conduct, or are material to, the Business as currently conducted or to own the Purchased Assets, and all such Permits are assignable;

          (b) each Permit listed in Section 3.19 of the Seller Disclosure
Schedule is valid, binding and in full force and effect; and

          (c) Seller is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permit.

     Section 3.20 BULK SALES LAWS. No notice to creditors or other Persons or other action is required to be taken by Seller or any other Person with respect to the transactions contemplated by this Agreement or the Operative Agreements under any "bulk sales" or similar Laws.

     Section 3.21 [RESERVED].

     Section 3.22 EMPLOYEES, LABOR RELATIONS.

               (a) Section 3.22 of the Seller Disclosure Schedule contains a list of the names of all six employees of Seller engaged in the operation of the Business (the "Employees"), together with such person's position or function, years of employment, annual base salary or wages and any incentives or bonus arrangement with respect to such person. Seller has not received any information that would lead it to believe that any such individual will not enter into an Employment Agreement with Purchaser on or prior to the Closing Date.

     Section 3.23 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.23 of the Seller Disclosure Schedule (with paragraph references corresponding to those set forth below), in connection with the Division, the operation of the Business and the Leased Real Property:

               (a) Seller has obtained and holds all necessary Environmental Permits.

               (b) Seller, and the activities of Seller and the operation and use of the Leased Real Property, have been and are in compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits and
(ii) Environmental Laws.

               (c) There are no past, pending, or threatened Environmental Claims or Environmental Liabilities against Seller, and Seller is not aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim or Environmental Liability against Seller.

               (d) No Releases of Hazardous Substances have occurred at, from, in, to, on, or under any Site and no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim or Environmental Liability against Seller.

               (e) Neither Seller nor any predecessor of Seller, nor any entity previously owned by Seller has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substances to any off-Site location which could result in an Environmental Claim or an Environmental Liability against Seller.

               (f) There are no (a) underground storage tanks, active or abandoned, (b) polychlorinated biphenyl containing equipment, or (c) asbestos containing material at any Site.

               (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of Seller with respect to any Site which have not been delivered to Purchaser prior to execution of this Agreement.

     Section 3.24 SUBSTANTIAL CUSTOMERS AND SUPPLIERS. Section 3.24 of the Seller Disclosure Schedule lists the ten (10) largest customers or clients of Seller with respect to the Division on the basis of revenues for products sold or services provided in 1998 and 1999 (on an annualized basis). Section 3.24 of the Seller Disclosure Schedule lists the ten (10) largest suppliers of Seller with respect to the Business on the basis of cost of goods or services purchased in 1998 and 1999 (on an annualized basis). To Seller's Knowledge, no such customer or supplier is threatened with bankruptcy or insolvency. Except as set forth in Section 3.24 of the Seller Disclosure Schedule, and except for deposits or other non-material amounts paid in the ordinary course of business consistent with past practice, Seller has not accepted any prepayment of any sales price or fee or license fee from any client or customer that relates to products not yet delivered or services not yet performed by Seller with respect to the Division or its Business.

     Section 3.25 ACCOUNTS RECEIVABLE; NOTES RECEIVABLE. The accounts and notes receivable of Seller from and after August 31, 1999 are included in the Purchased Assets and are set forth in full in Section 3.25 of the Seller Disclosure Schedule and accurately reflected all accounts and notes receivable in existence on the date of this Agreement and as of the Closing Date. Such accounts and notes receivable (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the Balance Sheet, as such reserve has been adjusted on the books of Seller since the Balance Sheet Date in the ordinary course of business consistent with past practices, (vi) are not the subject of any Actions or Proceedings brought by or on behalf of Seller or by the account debtor, and (vii) have not been pledged as collateral by Seller.

     Section 3.26 INVENTORY. All inventory of Seller included in the Purchased Assets is set forth in full in Section 3.26 of the Seller Disclosure Schedule and accurately reflect and all such inventory held by Seller as of the date of this Agreement and as of the Closing Date. Such inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice and industry standards. All items included in the inventory of Seller and included in the Purchased Assets are the property of Seller, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Seller on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by any Governmental or Regulatory Authority.

     Section 3.27 OTHER NEGOTIATIONS; BROKERS. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by Seller, any of Seller's Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Seller or any such Affiliate.

     Section 3.28 RESTRICTIONS ON CONDUCT OF BUSINESS. Seller is not prohibited or otherwise restricted from conducting the Business as presently conducted or intended to be conducted by any Contract included in the Purchased Assets, by any Governmental or Regulatory Authority or any Law.

     Section 3.29 [RESERVED].

     Section 3.30 WARRANTIES. Section 3.30 of the Seller Disclosure Schedule sets forth (i) all written warranties, guarantees and warranty policies of Seller with respect to the Division or its Business (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (ii) those Warranty Obligations which are subject to any dispute or, to Seller's Knowledge, threatened dispute and (iii) the claims experience of Seller since January 1, 1998 with respect to warranties, guarantees and warranty policies of Seller with respect to the Division or its Business. Except as set forth in Section 3.30 of the Seller Disclosure Schedule, there have not been any material deviations from the Warranty Obligations, and salesmen, employees and agents of Seller are not authorized to undertake obligations to any customer or other third parties in excess of such Warranty Obligations.

     Section 3.31 [RESERVED].

     Section 3.32 INVESTMENT REPRESENTATIONS. Seller represents, warrants and agrees with Purchaser that:

          (a) Seller has been advised by Purchaser that the Purchaser Common Stock to be acquired pursuant to this Agreement will not be registered under the Securities Act and the issuance to such Seller of such stock is being made on the basis of an exemption afforded under the Securities Act and the Purchaser's reliance on such statutory exemption is based in part on the representations made herein by Seller.

          (b) Seller is either an "Accredited Investor", as defined in Rule 501 of Regulation D promulgated under the Securities Act ("Reg. D") or has been advised by a "Purchaser Representative" (as defined in Reg. D) in connection with the purchase of the shares of Purchaser Common Stock to be received pursuant to this Agreement. Seller, or if Seller is not an Accredited Investor, as advised by its Purchaser Representative, has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risk of the purchase of Purchaser Common Stock, and is able to bear the economic risk of such investment.

          (c) Seller, or if Seller is not an Accredited Investor, its Purchaser Representative, is familiar with the condition, financial or otherwise of Purchaser and its affairs as he, she or it has deemed necessary to evaluate the merits and risk of becoming a stockholder of Purchaser and acknowledges that Purchaser has offered to make available and has, when requested, made available, such additional information that would be provided in a registration statement under the Securities Act and granted access to such reasonable additional information necessary to verify the accuracy of all information furnished.

          (d) Seller, as advised by legal counsel, (i) is familiar with the nature of the limitations imposed by the Securities Act, and the rules and regulations promulgated thereunder, on the transfer of the Purchaser Common Stock, (ii) understands that the Purchaser Common Stock must be held indefinitely unless a disposition thereof is registered under the Securities Act, or in the opinion of counsel to such Seller (reasonably acceptable to Purchaser) in form and substance satisfactory to Purchaser's counsel (a signed copy of which opinion shall have been delivered to Purchaser prior to the disposition of any shares of Purchaser Common Stock), is exempt from registration under the Securities Act, including a disposition in accordance with all the requirements and limitations of Rule 144 promulgated under the Securities Act, and complies with other applicable federal and state securities Laws;

          (e) Seller will acquire the Purchaser Common Stock for Seller's own account, for investment and not with a view to the distribution or resale thereof within the meaning of the Securities Act, nor with any present intention of selling or distributing the same.

          (f) Seller will not transfer any shares of Purchaser Common Stock except in compliance with the terms and provisions of this Section 3.32. (g) Seller agrees that each certificate to be received by him, her or it representing shares of Purchaser Common Stock will bear a legend including the following:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAWS."

In addition to marking the certificates with the above legend, Seller agrees that Purchaser is authorized to notify its transfer agent of the status of the shares of Purchaser Common Stock and to take such action, including stop transfer instructions, as Purchaser in its sole discretion may deem necessary or proper to prevent the violation of the Securities Act or other securities Laws and to assure compliance with the terms of this Agreement.

     Section 3.33 DISCLOSURE. No representation or warranty of Seller contained in this Agreement, and no statement contained in the Seller Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements) or in connection with Purchaser's due diligence review of Seller and the Division, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                          ARTICLE 4 REPRESENTATIONS AND
                             WARRANTIES OF PURCHASER


          Purchaser represents and warrants to Seller as follows as of the date of this Agreement and as of the Closing Date, unless otherwise specified herein:

          Section 4.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          Section 4.2 AUTHORITY. Purchaser has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly approved by its board of directors and no other corporate proceedings on the part of Purchaser or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party by Purchaser and the consummation by Purchaser of the transaction contemplated hereby and thereby. This Agreement and the Operative Agreements to which Purchaser is a party have been duly and validly executed and delivered by Purchaser and constitute the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

          Section 4.3 NO CONFLICTS. Except as set forth in Section 4.3 of the Purchaser Disclosure Schedule, the execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby did not, do not and will not:

               (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Purchaser;

               (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Purchaser or any of its Assets and Properties, the effect of which, individually or in the aggregate, would reasonably be expected to have a materially adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby or would materially hinder or delay such consummation; or

               (c) (x) conflict with or result in a violation or breach of, (y) constitute (with or without notice or lapse of time or both) a default under or
(z) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any Contract or Permit to which the Purchaser is a party or by which its Assets and Properties are bound, the effect of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or would materially hinder or delay such consummation.

               Section 4.4 GOVERNMENTAL APPROVALS AND FILINGS. Except as disclosed in Section 4.4 of the Purchaser Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

               Section 4.5 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of Purchaser consists of 10,000,000 shares of Purchaser Common Stock, par value $.01 per share, of which 1,008,379 shares were issued and outstanding. Such outstanding shares of Purchaser Common Stock are, and the shares of Purchaser Common Stock to be issued pursuant to this Agreement will be, validly issued, fully paid and nonassessable and not subject to preemptive rights.

               Section 4.6 LEGAL PROCEEDINGS. Except as set forth in Section 4.6 of the Purchaser Disclosure Schedule, there are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or would materially hinder or delay such consummation, or (iii) would reasonably be expected, individually or in the aggregate with such other Actions or Proceedings, to have a material adverse effect on the financial condition or business operations or the Purchaser.

     Section 4.7 ABSENCE OF CHANGES. Except as set forth in Section 4.7 of the Purchaser Disclosure Schedule, since the Purchaser Balance Sheet Date, Purchaser has been operated in the ordinary course of business consistent with past practice and there has not been any material adverse change, or any event or development which, individually or together with other such events or developments, could reasonably be expected to result in a material adverse change, in the Purchaser or its financial condition. In addition, without limiting the foregoing, except as disclosed in Section 4.7 of the Purchaser Disclosure Schedule, there has not occurred since the Purchaser Balance Sheet
Date:

          (t) any amendment or change to the Certificate of Incorporation of Purchaser or its by-laws which could have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements to which it is a party or on the financial condition of Purchaser;

          (u) any material adverse change in any Liability or incurrence of any material Liability of Purchaser other than in the ordinary course of business consistent with past practices;

          (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) materially affecting Purchaser or its financial condition;

          (w) any material write-off or write-down of or any determination to write off or write down any of Purchaser's assets;

          (x) any sale, license or other disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any material assets, other than in the ordinary course of business consistent with past practice;

          (y) the commencement or notice or threat of commencement of any lawsuit or proceedings against, or investigation of, Purchaser which could have a material adverse effect on the financial condition, business or operations of Purchaser;

     Section 4.8 NO UNDISCLOSED LIABILITIES. Except as described in Section 4.8 of the Purchaser Disclosure Schedule or included in the Purchaser Balance Sheet, there are no Liabilities of, relating to or affecting the Purchaser (whether or not required to be reflected in financial statements in accordance with GAAP), other than Liabilities incurred in the ordinary course of business consistent with past practice since the Purchaser Balance Sheet Date and in accordance with the provisions of this Agreement and the Operative Agreements, which in the aggregate are not material to the business of Purchaser.

     Section 4.9 TAXES. Except as set forth in Section 4.9 of the Purchaser Disclosure Schedule:

               (a) All Tax Returns (including, without limitation, all United States federal, state, local and other applicable income, goods and services, and sales Tax Returns) required to have been filed by or with respect to Purchaser have been duly and timely filed, and such Tax Returns shall be duly and timely filed through the period from the date hereof to the Closing Date, and each such Tax Return correctly and completely reflects the Tax Liability and all other information required to be reported thereon. All Taxes due and payable by Purchaser have been paid (whether or not shown on any Tax Return), including all payments of estimated Taxes (taking into account any duly obtained extensions).

               (b) The provisions for Taxes due by Purchaser (including those for which Tax Returns are not yet required to be filed) in the Balance Sheet for the period ended on the date of the Balance Sheet are sufficient for all unpaid Taxes of Purchaser.

               (c) Purchaser is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by any jurisdiction in which Purchaser does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

               (d) Purchaser has withheld or deducted all Taxes required by Law to have been withheld or deducted in connection with amounts paid or owing to any present or former employee, officer, director, shareholder, creditor, licensor, licensee, distributor, independent contractor or other third party, and Purchaser has duly paid all amounts so withheld or deducted to the proper recipients thereof within the times and in the manner required by such Laws.

               (e) None of Purchaser's Tax Returns have been audited by IRS or any other Taxing Authorities. There are no investigations, examinations, reassessments, claims, actions, suits or proceedings pending or, to Purchaser's Knowledge, threatened against Purchaser in respect of any Taxes, nor are there any matters under discussion with the IRS or any other Taxing Authorities relating to any Taxes imposed, levied or assessed by any such Taxing Authority. There is no dispute concerning any Tax Liability of Purchaser either threatened, claimed or raised by any Taxing Authority or of which Purchaser is or reasonably should be aware. There are no Liens for Taxes upon the Assets and Properties of Purchaser.

     Section 4.10 DISCLOSURE. No representation or warranty of Purchaser contained in this Agreement, and no statement contained in the Purchaser Disclosure Schedule or in any certificate, list or other writing furnished to Seller pursuant to any provision of this Agreement or with respect to Seller's due diligence review of Purchaser contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

     Section 4.11 BROKERS. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by the Purchaser.


                                    ARTICLE 5
                        CERTAIN AGREEMENTS OF THE PARTIES

    Section 5.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

               (a) Seller covenants and agrees that between the date hereof and the Closing Date, Seller shall cause the Division to conduct its Business in the ordinary course and consistent with past practice.

               (b) Seller covenants and agrees that, prior to the Closing Date, and without making any commitment on Purchaser's behalf, Seller will use all reasonable efforts to preserve substantially intact the business organization of the Division, to keep available to Purchaser the services of the employees and consultants of the Business and to preserve the current relationships of the Division with its clients, customers, suppliers and other persons with which the Seller has significant business relationships with respect to the Division or the Business.

               (c) Seller covenants and agrees that, prior to the Closing Date, Seller will maintain the books and records of the Division in the usual, regular and ordinary manner consistent with past practices; and to use all reasonable efforts to maintain all of the Purchased Assets in good repair, working order and operating condition (subject only to ordinary wear and tear).

               (d) Seller covenants and agrees that, prior to the Closing Date, Seller will not merge, amalgamate or consolidate or sell all or substantially all of its Assets and Property including, without limitation, any of the Purchased Assets, or obligate itself to do so, with or into or to any other Person, without the prior written consent of Purchaser.

               (e) Except as could not have a material adverse effect on the Business or Condition of the Division, Seller covenants and agrees that, prior to the Closing Date, Seller will (i) comply with all material applicable Laws,
(ii) file all Tax Returns required to be filed with any Governmental or Regulatory Authority and make timely payments of applicable Taxes when due; and
(iii) take all reasonable actions necessary to be in compliance with, and to maintain the effectiveness of, all material Permits.

          Section 5.2 FURTHER COVENANTS. Seller covenants and agrees that, prior to the Closing Date, Seller will not, without the prior written consent of Purchaser, do any of the following:

                    (a) create, incur, assume, maintain or permit to exist any Lien on any of the Purchased Assets, other than Permitted Liens;

                    (b) waive any material right under any Contract included in the Purchased Assets;

                    (c) transfer to any Person any rights to the Intellectual Property included in the Purchased Assets, other than as reasonably necessary in the ordinary course of business consistent with past practice in rendering services to clients and customers;

                    (d) enter into any agreement granting marketing, distribution or similar rights of any type or scope with respect to any products or services of the Division;

                    (e) sell, lease, license, or otherwise dispose of any of the Purchased Assets, except in the ordinary course consistent with past practice in rendering services to clients and customers;

                    (f) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                    (g) abandon, modify, waive, terminate or otherwise change any of the Permits described in Section 3.19 of the Disclosure Schedule;

                    (h) take any action or course of action inconsistent with compliance with the covenants and agreements contained in this Agreement; or

               (i) take or agree to commit to take any action that would make any representation or warranty of Seller contained herein inaccurate in any material respect at the Closing or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time or which would diminish the value of the Purchased Assets and the Business as a going concern.

     Section 5.3 ACCESS TO INFORMATION. From the date hereof until the Closing, upon reasonable notice, each party hereto shall, and shall cause such party's Representatives to, (i) afford the Representatives of the other party reasonable access, during normal business hours, to the offices, properties, books and records of such party and to such party's officers, employees, agents, accountants and actuaries, and (ii) furnish to the Representatives of the other party such additional financial and operating data and other information regarding the assets, properties, goodwill and business of such party as such other party may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with the business or operations of such party. No investigation or access to information pursuant to this Section 5.3 shall affect any representation or warranty made by any party hereunder or otherwise affect the rights and remedies available to Purchaser or Seller hereunder.

     Section 5.4 CONFIDENTIALITY.

          (a) The information which Purchaser acquires about Seller as a result of the investigations permitted by this Agreement is termed "Evaluation Material." Purchaser agrees that neither it nor any of its representatives will use any such material for any purpose not related to the transactions contemplated by this Agreement and will not disclose any such material to anyone except its representatives who may need such information to perform their respective duties and have been informed of its confidential nature and directed to treat it confidentially. If the transactions contemplated by this Agreement are not consummated, Purchaser agrees that it and its representatives will return any written Evaluation Material in its possession, or will destroy and will not retain any such material, any copies thereof or any notes or memoranda made using such material.

          (b) The confidentiality agreement contained herein will terminate upon the earlier of two years after the date hereof or upon consummation of the transactions contemplated hereby.

          (c) The parties agree that monetary damages alone would not be a satisfactory remedy for a breach of that portion of the confidentiality agreement contained herein which relate to the proprietary processes employed by Seller, and that if that provision is breached, Seller may be entitled to injunctive relief as well as monetary damages.

          (d) Notwithstanding the foregoing, Purchaser and its representatives may use and disclose Evaluation Material and information obtained from the Evaluation Material to the extent that (i) they acquired such information on a non-confidential basis prior to receipt thereof from Seller or a representative of Seller, (ii) such information has become generally available to the public, or (iii) such information is provided to the Person using or disclosing it by a Person who obtained such information other than as a result of a breach of this Agreement. Furthermore, Purchaser and its representatives may disclose such information to the extent that they are required to do so to comply with an Order , but upon receiving notice that any such Order has been issued or is being sought, they will promptly notify Seller and will, at Seller's expense, cooperate with Seller's efforts to contest the issuance of such Order .

          (e) Seller will hold in strict confidence from any Person (other than any Affiliate of Purchaser or any Representative of Purchaser or such Affiliate), unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law, all documents and information concerning the Purchaser or any of its Affiliates furnished to it in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential.

     Section 5.5 REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.

          (a) Seller and Purchaser will each use their best efforts to obtain all authorizations, consents, orders and approvals of all federal, state, and local and all foreign regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          (b) Purchaser and Seller will each use all reasonable efforts to assist one another in obtaining the consents referred to in Sections 6.1(c),
6.2 (e) and, if any, the consents referred to in Section 6.2(d); provided, however, that neither Purchaser nor Seller shall be obligated with respect to such assistance (i) to expend any funds except the payment of the fees and expenses of any applicable attorneys, consultants or other advisors retained by it and applicable filing fees or (ii) to take any actions with respect to its business which, in its reasonable judgement, is materially adverse.



     Section 5.6 NO SOLICITATION OF OFFERS, ETC.

          (a) Prior to the termination of this Agreement in accordance with its terms, Seller and its Affiliates shall not, nor shall they authorize or permit any officer, director, employee, investment banker, attorney, accountant or other representative of or Person retained by them to, directly or indirectly, take any action to knowingly solicit, encourage or facilitate any action that might lead to, or accept any offers, initiate or participate in negotiations or discussions with, or provide any non-public information to, or enter into any letter of intent, preliminary agreement or definitive agreement with any Person with respect to, any possible merger, amalgamation, acquisition, reorganization, exchange offer or any sale of all or substantially all of the Purchased Assets, purchase or sale of capital stock (whether outstanding shares, treasury or other shares) or change in control of, or any similar transaction or transactions involving, directly or indirectly, the Division, its Business or the Purchased Assets (collectively, a "Sale"). Seller shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) Seller acknowledges and agrees that a violation by it of Section 5.6(a) will cause irreparable damage to Purchaser. Accordingly, Purchaser agrees that, in the event of a breach of

Section 5.6(a), Purchaser shall be entitled to a temporary or permanent injunction or restraining order to prevent breaches of Section 5.6(a) and to specifically enforce the terms and provisions thereof without the need to post any security or bond, such rights to be cumulative and in addition to whatever other remedies at law or in equity or otherwise Purchaser may have pursuant to this Agreement.

 Section 5.7 NOTICE OF CERTAIN MATTERS.

          (a) Seller covenants and agrees to give prompt notice in writing to Purchaser of: (i) any information that indicates that any representation or warranty of Seller contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing Date, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article 6 hereof,
(iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Contract listed on the Disclosure Schedule, (v) any change in the officers or directors of Seller, and (vi) any change in the employment condition or terms of employment of the Employees.

          (b) Seller covenants and agrees to (i) promptly advise Purchaser of any fact, condition or change that, individually or in the aggregate, has or results in a material adverse effect on the Business or Condition of the Division, and (ii) notify Purchaser of any governmental complaint, investigation or hearing (or communications indicating that the same may be contemplated) or adjudicatory proceeding involving the Division or the Purchased Assets, and will keep Purchaser fully informed of such events and permit Purchaser's Representatives reasonable access to all materials prepared in connection therewith.

          (c) The giving of any such notice under this Section 5.7 or the giving of other information shall in no way change or modify the Sellers' representations and warranties or the conditions to Purchaser's obligations contained herein or otherwise affect the remedies available to Purchaser hereunder.

     Section 5.8 FURTHER ACTION, RELATED ASSETS AND PROPERTIES. Each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby. At any time or from time to time after the Closing, Seller shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request to consummate the transactions contemplated by this Agreement and the Operative Agreements and otherwise to cause Seller to fulfill each of its obligations under this Agreement and the Operative Agreements.

     Section 5.9 NON-COMPETITION AGREEMENT. Seller agrees to execute and deliver on the Closing Date a Non-Competition Agreement in the form attached hereto as Exhibit B (the "Non-Competition Agreement").

     Section 5.10 ALLOCATION OF PURCHASE PRICE. The Purchase Price has been agreed upon by the parties and the values assigned to the various Purchased Assets are listed in Section 5.10 of the Disclosure Schedule. Seller and the Purchaser agree that the values were separately established as a result of good faith bargaining and that, in reporting the transactions contemplated by this Agreement to the Internal Revenue Service, as is required by Section 1060 of the Internal Revenue Code, they will use such prices.

                                    ARTICLE 3
                              CONDITIONS TO CLOSING


     Section 6.1 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date; provided, however, that if any such portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.1 (a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects; and all the agreements, undertakings, covenants and obligations contained in this Agreement to be complied with by Purchaser on or before the Closing Date shall have been complied with in all material respects, and Seller shall have received a certificate of Purchaser to such effect signed by a duly authorized officer thereof.

          (b) No Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall take all reasonable actions necessary to have any such order or injunction vacated.All governmental orders, approvals and consents to the transactions contemplated by this Agreement shall have been obtained and be in effect on the Closing Date, in form and substance reasonably acceptable to Seller except to the extent that the failure to obtain any such consent would not have the effect of making the transactions contemplated by this Agreement illegal or otherwise restrain or prohibit consummation of such transactions or result in a material liability to Seller. All statutory periods in connection with notification procedures required under any Environmental Laws (to the extent applicable) for the purposes of the consummation of the transactions contemplated hereby, shall have lapsed prior to the Closing Date.

          (d) Seller shall have received from McGuire, Woods, Battle & Boothe LLP, counsel to Purchaser, a legal opinion addressed to Seller and dated the Closing Date in the form attached hereto as Exhibit E.

          (e) Seller shall have received a certificate of the Secretary or an Assistant Secretary of Purchaser certifying the names and signatures of the officers of Purchaser authorized to sign this Agreement, the Operative Documents to which Purchaser is a party and any other document required to be delivered hereunder.

          (f) Purchaser shall have offered to enter into Employment Agreements with each of the Employees it desires to employ in the form attached hereto as Exhibit C.

          (g) Purchaser shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit D.

          (h) Purchaser shall have executed and delivered the Service and Referral Agreement in the form attached hereto as Exhibit G.

          (i) Purchaser shall have executed and delivered the VAR Agreement in the form attached hereto as Exhibit H.

          (j) All proceedings, corporate or otherwise, taken by Purchaser in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to Seller and its counsel.

          (k) Seller shall have received a Certificate of Good Standing for Purchaser from the appropriate official of the State of Delaware, dated as of a date not earlier than ten Business Days prior to the Closing Date.

     Section 6.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Without giving effect to any matter disclosed to Purchaser between the date hereof and the Closing Date, the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date; provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.2(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects; and all the agreements, undertakings, covenants and obligations contained in this Agreement to be complied with by Seller on or before the Closing shall have been complied with in all material respects, and Purchaser shall have received a certificate of Seller to such effect signed by a duly authorized officer of Seller.

          (b) No Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would have a material adverse effect on the Business or Condition of the Division; in addition, no Action or Proceeding before any Governmental or Regulatory Authority shall be pending or threatened and no investigation by any Governmental or Regulatory Authority shall have commenced seeking to restrain or prohibit (or questioning the validity or legality of) the transactions contemplated by this Agreement or seeking to restrict in any material respect the effective operation of the Business after the Closing or seeking material damages from Seller or seeking damages from the Purchaser in connection with this Agreement, which Purchaser, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their reasonable best efforts to have any such order or injunction vacated.

          (c) Purchaser shall have received a Bill of Sale and Assignment in the form attached hereto as Exhibit A.

          (d) All governmental orders, approvals and consents to the transactions contemplated by this Agreement shall have been obtained and be in effect on the Closing Date, in form and substance reasonably acceptable to the Purchaser. All statutory periods in connection with any Environmental Laws (to the extent applicable) for the purposes of the consummation of the transactions contemplated hereby shall have lapsed prior to the Closing Date, and such approvals as shall have been obtained shall not impose upon Purchaser, the Division or the transactions contemplated hereby any conditions or other requirements which would cause any thereof any material additional costs or materially interfere with the continued operations of the Business or the business of Purchaser, as currently conducted or materially and adversely affect the Business or Condition of the Division.

          (e) Purchaser shall have received the third party consents, approvals, authorizations or actions to the transactions contemplated by this Agreement, if any, in form and substance reasonably satisfactory to the Purchaser from the parties listed in Section 6.2(d) of the Disclosure Schedule.

          (f) Purchaser shall have received from Sims, Moss, Kline & Davis LLP, counsel to Seller, a legal opinion addressed to Purchaser and dated the Closing Date, in the form of Exhibit F attached hereto.

          (g) The Purchaser shall have received a Certificate of Good Standing for Seller from the appropriate official of the State of Delaware, dated as of a date not earlier than ten Business Days prior to the Closing Date.

          (h) Since the date of this Agreement, no events or circumstances shall have occurred which, individually or in the aggregate, have had or may be reasonably expected to have a material adverse effect on the Business or Condition of the Division.

          (i) Purchaser shall have received a certificate of an officer of Seller certifying the names and signatures of the officers of Seller authorized to sign any document required to be delivered by Seller hereunder.

          (j) Seller shall have executed and delivered to Purchaser the Non-Competition Agreement in the form attached hereto as Exhibit B.

          (k) Each of Roger Nebel, Sam Migues and at least three of the other four Employees shall have executed and delivered an Employment Agreement in the form of Exhibit C attached hereto.

          (l) Seller shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit D.

          (m) Seller shall have executed and delivered the Service and Referral Agreement in the form attached hereto as Exhibit G.

          (n) Seller shall have executed and delivered the VAR Agreement in the form attached hereto as Exhibit H.

                  (o) All Liens on the Purchased Assets, other than Permitted Liens, shall have been fully satisfied, terminated and discharged as evidenced by releases or satisfactions satisfactory to Purchaser.

                  (p) All proceedings, corporate or otherwise, taken by Seller in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

                                    ARTICLE 7
        SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

          Section 7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Purchaser and its Affiliates (whether or not exercised) to investigate the affairs of Seller or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or the waiver of any provision hereof, each Seller, on the one hand, and Purchaser, on the other, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement shall survive the Closing (a) indefinitely with respect to representations or warranties relating to Tax matters, matters relating to Environmental Law or Environmental Liabilities, ERISA and compliance with Laws; and (b) until the third anniversary of the Closing Date with respect to all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clauses (a) or (b) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under
Article 8 on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article 10 but only with respect to matters described in the Claim Notice or Indemnity Notice.

                                    ARTICLE 8
                                 INDEMNIFICATION

     Section 8.1 INDEMNIFICATION.

               (a) Seller shall indemnify Purchaser and its stockholders, officers, directors, employees, agents and Affiliates (collectively, the "Purchaser Indemnities"), in respect of, and hold each of them harmless from and against, and shall pay the full amount of, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement or any of the Operative Agreements (including, without limitation, any certificate delivered in connection herewith or therewith) during any applicable survival period pursuant to Section 7 above.

               (b) Purchaser agrees to indemnify Seller and its stockholders, officers, directors, employees, agents and Affiliates (the "Seller Indemnities") in respect of, and hold each of them harmless from and against, and shall pay the full amount of, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or the Operative Agreements (including, without limitation, any certificate delivered in connection herewith or therewith) during any applicable survival period pursuant to Section 7.01 above.

     Section 8.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 8.1 will be asserted and resolved as follows:

          (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 8.1 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a Claim Notice to the Indemnifying Party within 30 Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

          (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party, provided that all Indemnifying Parties with respect to such Third Party Claim jointly acknowledge to the Indemnified Party its right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may be modified through written agreement of the parties or arbitration hereunder) and provide assurances reasonably satisfactory to the Indemnified Party that the Indemnifying Parties will be financially able to satisfy such claim in full if it is decided adversely. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (except as hereinafter provided), but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as hereinafter provided), separate from the counsel employed by the Indemnifying Party. Notwithstanding the foregoing, if (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel satisfactory to the Indemnified Party within five Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently and vigorously prosecute such defense in a timely manner, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of all

Indemnified Parties, and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party, and in all other cases may not so settle without the prior written consent of the Indemnified Party.

          (c) In the event any Indemnified Party should have a claim under
Section 8.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been actually prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period as to whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a Liability of the Indemnifying Party under Section 8.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration as provided in Article 10.

          (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law or in equity, under federal or state securities Laws or by separate agreement (including, without limitation, under the Operative Agreements).

          (e) Any payment under this Article 8 shall be treated for tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper and permissible under relevant Tax authorities, including court decisions, statutes, regulations and administrative promulgations or, alternatively, by Purchaser as an offset to a Tax benefit item, if such characterization is permissible under such Tax authorities.

                                    ARTICLE 6
                                  TERMINATION

     Section 9.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing under the following provisions:

               (a) by mutual written agreement of the Purchaser and the Seller's Representative;

               (b) by Purchaser after written notice to Seller if Purchaser is not then in material breach of any provision of this Agreement and there has been any one or more misrepresentations in or breaches of the representations or warranties made by Seller contained herein that, if not cured on or prior to the Closing Date, could be reasonably expected to give Purchaser grounds not to close under Section 6.2; a termination pursuant to this paragraph (b) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

               (c) by Purchaser if Purchaser is not then in material breach of any provision of this Agreement after written notice to Seller of the failure by Seller to perform and satisfy in any material respect any of its material obligations required to be performed and satisfied by Seller on or prior to the

Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (c) shall become effective (i) fifteen
(15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

          (d) by Seller after written notice by Seller to Purchaser if Seller is not then in material breach of any material provision of this Agreement and there has been one or more material misrepresentations in or material breaches of the representations or warranties made by Purchaser herein which, if not cured on or prior to the Closing Date, could be reasonably expected to give Seller grounds not to close under Section 6.1; a termination pursuant to this paragraph (d) shall become effective (i) fifteen (15) days after such notice with respect to such a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date, or (ii) immediately prior to the Closing Date with respect to such a misrepresentation or breach that is capable of being cured, but is not cured, on or prior to the Closing Date;

          (e) by Seller if Seller is not then in material breach of any material provision of this Agreement after written notice by Seller to Purchaser of Purchaser's failure to perform and satisfy in any material respect any of its material obligations under this Agreement required to be performed and satisfied by Purchaser on or prior to the Closing Date, if the aggregate of all such failures shall be material; a termination pursuant to this paragraph (e) shall become effective (i) fifteen (15) days after such notice with respect to such a failure that is not capable of being cured on or prior to the Closing Date, or
(ii) immediately prior to the Closing Date with respect to such a failure that is capable of being cured, but is not cured, on or prior to the Closing Date;

          (f) by Purchaser or by Seller, if the Closing shall not have been consummated by October 15, 1999; provided, however, that neither Purchaser nor Seller may terminate this Agreement pursuant to this paragraph (f) if the Closing shall not have been consummated within such time period by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement; and

          (g) by Purchaser or Seller if any United States federal or state, Law or any rule or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining any party hereto from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable.

          The party desiring to terminate this Agreement pursuant to the foregoing provisions shall give written notice of such termination to the other party.

          Section 9.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 9.1, such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this Section 9.2. If such termination shall result from the breach by any party of its representations, warranties or covenants contained in this Agreement, such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such failure or breach and such termination shall not be deemed to be an election of remedies. The provisions of Sections 5.4, 5.6, this Section 9.2 and Articles 10, 11, and 12 shall survive any termination of this Agreement pursuant to this Article 9, and each party hereto shall be fully responsible for any breach of Section 5.4 or 5.6, whether or not such breach occurs prior to the termination of this Agreement.

                                   ARTICLE 10
                             ARBITRATION OF DISPUTES

          Section 10.1 ARBITRATION. The parties agree that, except where injunctive or equitable relief is provided for pursuant to this Agreement, arbitration shall be the exclusive and final means for resolving any dispute, controversy, claim, or differences ("Disputes") related to or arising out of or in connection with this Agreement, or any commercial relationship or dealings of the parties that are related to or arise out of or in connection with the subject matter of this Agreement (including without limitation any questions concerning the scope and application of this arbitration clause or the arbitrability of any Dispute under this clause), which arbitration shall be conducted according to the rules then in effect of the American Arbitration Association (the "AAA"), or such other rules as the AAA may designate (the "Rules").

          Section 10.2 PROCEDURE FOR ARBITRATION

                    (a) The right of any party to require the arbitration of any Dispute hereunder and the arbitration of any Dispute hereunder shall be governed by the Federal laws of the United States (including expressly, but without limitation, the Federal Arbitration Act).

                    (b) The arbitration shall be held in Washington, D.C. in the event Seller demands arbitration and in Atlanta, Georgia in the event Purchaser demands arbitration. Demand for arbitration (an "Arbitration Notice") shall be delivered by the party demanding arbitration under this Agreement (the "Initiating Party") to the party (or parties) with whom arbitration is sought in accordance with the procedure set forth in the Rules. The filing fee in connection with the arbitration shall be paid by the parting demanding arbitration. The parties shall agree upon an arbitrator within thirty (30) calendar days after the demand for arbitration is served. If they fail to do so within such time, the arbitrator, or a panel of three arbitrators if so requested by any party to the Dispute, shall be appointed by the AAA. If the arbitrator dies, becomes disqualified or incapacitated, or fails or refuses to act before the matter or matters subjected to such arbitration have been determined, then, in place of such arbitrator, a new arbitrator shall promptly be appointed in the same manner as such arbitrator. The arbitrator or arbitration panel shall decide any matter before him or it in accordance with this Agreement. The arbitrator shall have the power and the discretion to order discovery and the taking of depositions.

                    (c) The arbitrator or arbitration panel shall proceed promptly and diligently and render his or her decision as soon as practicable. The decision of the arbitrator or arbitration panel shall be in writing and presented in separate findings of fact and law (the "Arbitrators Report") which shall be a final and binding award on the parties from which no appeal may be taken, and an order confirming the award or judgment upon the award may be entered in any court having jurisdiction thereto.

                    (d) All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by a party that prevails on any issue in any arbitration commenced hereunder or in any judicial proceeding seeking to enforce this agreement to arbitrate disputes or seeking to enforce any order or award of any arbitration hereunder shall be assessed against the party or parties that do not prevail on such issue or issues.

               (e) Notwithstanding the foregoing, it is hereby agreed that the arbitrator or arbitration panel shall only have the power to order or grant relief in a manner that is directly related to the subject matter of the dispute before the arbitrator or arbitration panel, that the relief or order that may be granted by the arbitrator or arbitration panel shall be limited to that which a court of competent jurisdiction would have had the power to order or grant were the dispute to have been heard before such court, and that no arbitrator or arbitration panel shall have any power to add to, alter or modify the terms and conditions of this Agreement or any other agreement executed and delivered in connection herewith or to decide any issue which does not arise from the interpretation or application of the provisions of this Agreement.

                                   ARTICLE 11
                                 MISCELLANEOUS

          Section 11.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or delivered by a nationally recognized overnight courier service prepaid, to the parties at the following addresses or facsimile numbers:

 If to Purchaser, to:

                                    Infrastructure Defense, Inc.
                                    6100 Lincolnia Road
                                    Second Floor
                                    Alexandria, VA 22313
                                    Attention: Kenneth J. Purfey
                                    Facsimile: (703) 914-7100

                           with a copy to:

                                    McGuire, Woods, Battle & Boothe LLP
                                    1750 Tysons Blvd.
                                    Suite 1800
                                    McLean, VA 22102
                                    Attention: Clive R.G. O'Grady, Esquire
                                    Facsimile: (703) 712-5248

If to Seller to:

                                    HomeCom Communications, Inc.
                                    Building 14, Suite 100
                                    3535 Piedmont Road
                                    Atlanta, GA
                                    Attention: Harvey Sax
                                    Facsimile:  (404) 237-3060

                           with a copy to:


                                    Sims, Moss, Kline & Davis LLP
                                    400 Northpark Town Center
                                    Suite 310
                                    Atlanta, Georgia 30328
                                    Attention: Jerry L. Sims
                                    Facsimile: (770) 481-7210

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the fourth Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided for in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. It is expressly agreed between the parties that a facsimile transmission shall constitute notice, if provided in accordance herewith, for all purposes.

          Section 11.2 ENTIRE AGREEMENT, AMENDMENT. This Agreement, the Exhibits hereto, the Disclosure Schedule and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the Purchaser and Seller. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article 8.

          Section 11.3 EXPENSES. Except as otherwise provided in this Agreement, each party will pay its own costs and expenses incurred in connection with this Agreement, the Operative Agreements, and the transactions contemplated hereby and thereby.

          Section 11.4 CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          Section 11.5 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.

          Section 11.6 NO ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by Seller without the prior written consent of Purchaser, and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

          Section 11.7 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          Section 11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          Section 11.9 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. SELLER AND PURCHASER CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COMMONWEALTH OF VIRGINIA OR THE STATE OF GEORGIA AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE OPERATIVE AGREEMENTS MAY BE LITIGATED IN SUCH COURTS. SELLER AND PURCHASER ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE OPERATIVE AGREEMENTS. PURCHASER AND SELLER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN

SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

     Section 11.10 CONSTRUCTION. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of CONTRA PROFERENTUM.

     Section 11.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the day and year first above written.

                                             PURCHASER:

                                             Infrastructure Defense, Inc.


                                             By:
                                                -------------------------------
                                             Name: Kenneth J. Purfey
                                             Title: Vice President and
                                                    Chief Financial Officer

                                             SELLER:

                                             HomeCom Communications, Inc.

                                             By:
                                                -------------------------------
                                             Name:
                                             Title:

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